EXHIBIT 23.2
                                                     ------------
                INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Cadiz Land Company, Inc. on Form S-1 of our report dated September 20, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph referring to Sun World's bankruptcy and reorganization) with respect to the consolidated financial statements of Sun World International, Inc. for the years ended December 31, 1995 and 1994, apearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




/S/ DELOITTE & TOUCHE LLP


Oakland, California
December 30, 1996